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                                  EXHIBIT 11

                     THE ACTAVA GROUP INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                        1994       1993
                                                                       -------    -------
(LOSS) PER SHARE - PRIMARY
 Net (loss) available for Common
  Stock and Common Stock equivalents . . . . . . . . . . . . . . . .  $(12,673)   $(7,604)
                                                                      ========    =======
 COMMON STOCK AND COMMON STOCK EQUIVALENTS
 Weighted average Fuqua common shares
  outstanding during the period, less
  stock in treasury  . . . . . . . . . . . . . . . . . . . . . . . .    17,635     16,544
                                                                      ========    =======

 (Loss) Per Share - Primary  . . . . . . . . . . . . . . . . . . . .  $   (.72)   $  (.46)
                                                                      ========    =======



(LOSS) PER SHARE - ASSUMING FULL DILUTION (A)
 Net (loss) available for Common
  Stock and Common Stock equivalents . . . . . . . . . . . . . . . .  $(12,673)   $(7,604)

 Interest savings on assumed conversion of 6 1/2%
  Convertible Debentures, net of income tax  . . . . . . . . . . . .       827        827
                                                                      --------    -------
      Net (loss) available for Common
      Stock and Common Stock equivalents
      assuming full dilution . . . . . . . . . . . . . . . . . . . .  $(11,846)   $(6,777)
                                                                      ========    =======

 Common Stock and Common Stock equivalents . . . . . . . . . . . . .    17,635     16,544

 Shares issuable upon assumed conversion of
  6 1/2% Convertible Debentures . . . . . . . . . . . . . . . . . . .    1,802      1,802
                                                                      --------    -------
 Common Stock and Common Stock equivalents
  assuming full dilution . . . . . . . . . . . . . . . . . . . . . .    19,437     18,346
                                                                      ========    =======
 (Loss) Per Share -
  Assuming Full Dilution . . . . . . . . . . . . . . . . . . . . . .  $   (.61)   $  (.37)
                                                                      ========    =======


(a) Fully diluted (loss) per share is not used in 1994 and 1993 because it results in less loss than primary (loss) per share.